UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 8, 2010

SUNSHINE PCS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-50948	30-0076986
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

65 Highland Road
Rye, New York 10580
(Address of Principal Executive Offices)(Zip Code)
(701) 924-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On January 8, 2010, the Board of Directors of Sunshine PCS Corporation (the “Company”) unanimously approved an amendment to Article VI of the Company’s Bylaws (“Bylaws”) to allow for the issuance and transfer of uncertificated shares. Article VI of the Company’s Bylaws previously provided that the interest of each stockholder would be evidenced by a physical stock certificate, and this Section now provides that shares of the Company may be certificated, uncertificated or a combination thereof. The Bylaws continue to provide that transfer of certificated shares shall only occur upon surrender of the certificate.

     The above summary is qualified in its entirety by reference to the full text of the Amendment to the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K. The full text of the Amendment to the Bylaws is incorporated herein by reference.

Item 8.01 Other Events.

     On January 8, 2010, the Board of Directors of the Company set an effective date of January 25, 2010 (the “Effective Date”) for the reverse stock split approved by the Company’s stockholders on December 22, 2009. Under the terms of the reverse stock split, each 1,000 shares of the Company’s Class A Common Stock will be converted into one share of Class A Common Stock and holders of fewer than 1,000 shares of Class A Common Stock on the Effective Date will receive $0.05 per pre-split share.

     After the Effective Date the Company will file a Form 15 with the Securities and Exchange Commission and cease reporting as a public company.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description

3.1	Amendment to the Bylaws of Sunshine PCS Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunshine PCS Corporation

Date: January 11, 2010	By /s/ David S. Ahl
Name: David S. Ahl
Title: Chief Executive Officer